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                                                                    EXHIBIT 1(f)

                             ARTICLES SUPPLEMENTARY
                                       OF
                      MERCURY ASSET MANAGEMENT FUNDS, INC.

                                    * * * * *

                           Pursuant to Section 2-208.1
                     of the Maryland General Corporation Law

                                    * * * * *

         Mercury Asset Management Funds, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 2,800,000,000 shares of common stock, par value $.0001 each, having an aggregate par value of $280,000.

         THIRD: Heretofore, the number of authorized shares of which the Corporation has authority to issue was divided into seven series, known as Mercury Pan-European Growth Fund, Mercury International Fund, Mercury Japan Capital Fund, Mercury Emerging Economies Fund, Mercury Gold and Mining Fund, Mercury U.S. Large Cap Fund, and Mercury Global Balanced Fund, each consisting of 400,000,000 shares. Each such series was divided into four classes, Class I, Class A, Class B and Class C, each class consisting of 100,000,000 shares.

         FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on May 13, 1999, the number of authorized shares of which the Corporation has authority to issue is hereby increased by 200,000,000 to 3,000,000,000 shares, par value of $.0001 per share having an aggregate par value of $300,000. All of the additional 200,000,000 shares are designated as Class B shares of the Mercury U.S. Large Cap Fund series of the Corporation, such that the Mercury U.S. Large Cap Fund will consist of 100,000,000 Class I shares, 100,000,000 Class A shares, 300,000,000
Class B shares, and 100,000,000 Class C shares. The Mercury Pan-European Growth Fund, Mercury International Fund, Mercury Japan Capital Fund, Mercury Emerging Economies Fund, Mercury Gold and Mining Fund and the Mercury Global Balanced Fund series of the Corporation will each continue to consist of
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400,000,000 shares, with each such series divided into four classes, Class I,
Class A, Class B and Class C, consisting of 100,000,000 shares per class.

         FIFTH: The foregoing amendments do not change the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.


         IN WITNESS WHEREOF, Mercury Asset Management Funds, Inc., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on May 26, 1999.


                                            MERCURY ASSET MANAGEMENT FUNDS, INC.


                                            By:   /s/ Donald C. Burke
                                                  ---------------------------
                                                     Donald C. Burke
                                                     Vice President


Attest: /s/ Robert E. Putney, III
        ---------------------------
         Robert E. Putney, III
         Secretary


         THE UNDERSIGNED, Vice President of Mercury Asset Management Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                  /s/ Donald C. Burke
                                                  ---------------------------
                                                  Donald C. Burke
                                                  Vice President